Exhibit (h)(2)(t)

Schedule A

(to Administration and Shareholder Services Agreement dated December 12, 2012)

Fund Name	Share Class(es)	Fee

Pacific FundsSM Portfolio Optimization Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate-Conservative	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Moderate	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)	A, B, C, R, Advisor	0.15%

Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)	A, B, C, R, Advisor	0.15%

Pacific FundsSM Diversified Alternatives	A, C, Advisor	0.15%

Pacific FundsSM Core Income (formerly named PL Income Fund)	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Floating Rate Income	A, C, Advisor I, P	0.30% 0.15%

Pacific FundsSM High Income	A, C, Advisor I, P	0.30% 0.15%

Pacific FundsSM Short Duration Income	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Strategic Income	A, C, Advisor I	0.30% 0.15%

Pacific FundsSM Limited Duration High Income	A, C, Advisor I	0.30% 0.15%

PF Floating Rate Loan Fund	P	0.15%

PF Inflation Managed Fund	P	0.15%

PF Managed Bond Fund	P	0.15%

PF Short Duration Bond Fund	P	0.15%

PF Emerging Markets Debt Fund	P	0.15%

PF Comstock Fund	P	0.15%

Schedule A to Administration and Shareholder Services Agreement dated December 12, 2012

PF Growth Fund	P	0.15%

PF Large-Cap Growth Fund	P	0.15%

PF Large-Cap Value Fund	P	0.15%

PF Main Street® Core Fund	P	0.15%

PF Mid-Cap Equity Fund	P	0.15%

PF Mid-Cap Growth Fund	P	0.15%

PF Small-Cap Growth Fund	P	0.15%

PF Small-Cap Value Fund	P	0.15%

PF Real Estate Fund	P	0.15%

PF Emerging Markets Fund	P	0.15%

PF International Large-Cap Fund	P	0.15%

PF International Value Fund	P	0.15%

PF Currency Strategies Fund	P	0.15%

PF Global Absolute Return Fund	P	0.15%

PF International Small-Cap Fund	P	0.15%

PF Absolute Return Fund	P	0.15%

PF Equity Long/Short Fund	P	0.15%

PF Mid-Cap Value Fund	P	0.15%

Effective: August 1, 2015

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	Senior Vice President	Title:	VP & Assistant Secretary

PACIFIC LIFE INSURANCE COMPANY
By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name:	Howard T. Hirakawa	Name:	Jane M. Guon
Title:	SVP, Fund Advisor Operations	Title:	Secretary